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                                                                   EXHIBIT 99.20

                                  GENVEC, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby constitutes and appoints Jeffrey W. Church, Paul
H. Fischer and Steven L. Kaplan and each of them, as proxy (each of whom shall have full power of substitution) to represent the undersigned at the Annual Meeting of Stockholders to be held at the Company's offices located at 65 West Watkins Mill Road, Gaithersburg, Maryland 20878 on August 21, 2003, at 9:00 a.m. (local time) and at any adjournment thereof, and to vote the shares of common stock the undersigned would be entitled to vote if personally present, as indicated on the reverse.



UNLESS A CONTRACT DIRECTION IS INDICATED, THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 4 AND FOR PROPOSALS 1, 2, 3, 5 AND 6, AS MORE SPECIFICALLY DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. ANY PROXY MAY BE REVOKED BY A STOCKHOLDER AT ANY TIME BEFORE ITS EXERCISE BY DELIVERY OF A WRITTEN REVOCATION OR A SUBSEQUENTLY DATED PROXY TO THE SECRETARY OF THE COMPANY OR BY VOTING IN PERSON AT THE ANNUAL MEETING.


                    PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK
                                 AS SOON AS POSSIBLE.
                     (continued and to be signed on reverse ride)


                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND FOR PROPOSALS 1, 2, 3, 5 AND
                    6. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE /X/



PROPOSAL 1:         To adopt the Agreement and Plan of Reorganization, dated as of April 14, 2003 and the related Agreement and Plan of Merger, dated as of April 14, 2003, between Diacrin, Inc.
                    and GenVec, pursuant to which (a) Diacrin would be merged with and into GenVec; (b) subject to the terms and conditions contained therein, each outstanding share of Diacrin common stock would be converted into 1.5292 shares
                    (which is a fixed exchange ratio not subject to adjustment) of GenVec common stock and related preferred share purchase rights (with cash to be distributed instead of issuing fractional shares), as described in the accompanying joint proxy statement/prospectus; (c) up to 30,000,000 shares of GenVec common stock will be issued in connection with the proposed merger; and (d) upon the consummation of the merger, the board of directors of GenVec would consist of the nine people identified in the accompanying joint proxy statement/prospectus, and approve the merger, as described in the accompanying joint proxy statement/prospectus.


                            FOR            AGAINST         ABSTAIN
                            / /              / /             / /


PROPOSAL 2:         Approve an amendment to GenVec's amended and restated
                    certificate of incorporation to increase the number of authorized shares of GenVec's common stock, par value
                    $0.001, from 60,000,000 shares to 100,000,000 shares.


                            FOR            AGAINST         ABSTAIN
                            / /              / /             / /

PROPOSAL 3:         Approve an amendment of GenVec's 2002 Stock Incentive Plan, increasing by 1,000,000 (from 5,082,112 to 6,082,112) the
                    number of shares authorized for issuance under the plan.

                            FOR            AGAINST         ABSTAIN
                            / /              / /             / /

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PROPOSAL 4:         Elect three directors to GenVec's board of directors, each to serve for a term of three years or until a successor has been elected and qualified, however, if the merger is completed, GenVec's board of directors will consist of the nine people identified in the accompanying joint proxy statement/prospectus.


       / / FOR ALL     / / WITHHOLD AUTHORITY    / / FOR ALL EXCEPT
       NOMINEES        FOR ALL NOMINEES          (see instructions below)




                    NOMINEES:

                        o  Herbert J. Conrad

                        o  Wayne T. Hockmeyer, Ph.D.

                        o  Paul H. Fischer, Ph.D.


INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(s), MARK "FOR ALL EXCEPT" AND FILL IN THE CIRCLE NEXT TO EACH NOMINEE YOU WISH TO WITHHOLD, AS SHOWN HERE: [FILLED-IN CIRCLE]




PROPOSAL 5:         Ratify the selection of KPMG LLP as independent auditors of
                    GenVec for the current fiscal year ending December 31, 2003.

                            FOR            AGAINST         ABSTAIN
                            / /              / /             / /




PROPOSAL 6:         Adjourn the annual meeting to a later date, if necessary,
                    to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of any or all of the above matters presented at the annual meeting to approve those matters.

                            FOR            AGAINST         ABSTAIN
                            / /              / /             / /

OTHER MATTERS:      This proxy, when properly executed, will be voted by the
                    persons named in this proxy above to transact such other business as may properly come before the meeting or any adjournments as postponements thereof.



Signature of stockholder:                            Date:
                          -------------------------        ------------



Signature of stockholder:                            Date:
                          -------------------------        ------------



NOTE: Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.